Filed pursuant to Rule 424(b)(5)
Registration Statement No. 333-166404
PROSPECTUS SUPPLEMENT
(To Prospectus dated May 11, 2010)
18,200,000 Shares
MannKind Corporation
Common Stock

     We are offering up to 18,200,000 shares of our common stock. Our common stock is quoted on the NASDAQ Global Market under the symbol “MNKD.” On August 9, 2010, the last reported sale price for our common stock was $7.07 per share.
     Investing in our common stock involves certain risks. See “Risk Factors” on page S-6 of this prospectus supplement.

	Per share(1)	Total(1)
Offering price	$6.5044	$6.5044
Proceeds, before expenses, to us	$118,380,080	$118,380,080

(1)	The offering price and proceeds, before expenses, to us assume that all shares offered hereby are sold at an offering price of $6.5044 per share, which is 92% of the last reported sale price for our common stock on August 9, 2010. As described under the heading “Plan of Distribution” in this prospectus supplement, subject to certain conditions and exceptions, we expect to sell to Seaside 88, LP, or Seaside, an aggregate of up to 18,200,000 shares of our common stock in up to 26 closings occurring over the course of a 52-week period. The initial closing is expected to take place on September 22, 2010, with each subsequent closing occurring every 14 days thereafter. At each closing, assuming the applicable closing conditions are met, we expect to sell to Seaside a total of 700,000 shares of our common stock at a per share offering price equal to 92% of the volume weighted average trading price of our common stock during the ten-day trading period immediately preceding the applicable closing date (assuming such ten-day volume weighted average trading price is $6.50 or above; if such ten-day volume weighted average is below $6.50, the applicable closing will not take place). As a result, each $1.00 increase or decrease in the actual offering price with respect to any closing (though the offering price will never be less than $5.98 per share) will increase or decrease, as applicable, the proceeds to us by approximately $700,000 with respect to each such closing.
     Delivery of the shares at the initial closing is expected to be made on September 22, 2010.
     We estimate the total expenses payable by us in this offering will be approximately $1,426,300 (this estimated offering expense figure includes the estimated finder’s fee described under the heading “Common Stock Purchase Agreement” in this prospectus supplement and assumes that all potential closings in this offering take place).
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement or the accompanying prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 10, 2010.

Prospectus Supplement
Prospectus

     You should rely only on the information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus, and any free writing prospectus that we authorize to be distributed to you in connection with this offering. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus is accurate only as of the date on those respective documents. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement, the accompanying prospectus, the documents incorporated by reference in this prospectus supplement and the accompanying prospectus, and any free writing prospectus when making your investment decision. You should also read and consider the information in the documents we have referred you to in the sections of the prospectus entitled “Where You Can Find More Information” and “Incorporation by Reference.”

ABOUT THIS PROSPECTUS SUPPLEMENT
     This prospectus supplement and the accompanying prospectus are part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a “shelf” registration process. This prospectus supplement provides you with the specific details regarding this offering, including the number of shares to be offered, the price per share, and the risks of investing in our common stock. The accompanying prospectus provides you with more general information, some of which does not apply to this offering of our common stock. To the extent information in this prospectus supplement is inconsistent with the accompanying prospectus or any of the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, you should rely on this prospectus supplement. You should read and consider the information in this prospectus supplement, the accompanying prospectus, and any free writing prospectus, together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”
     Unless the context otherwise requires, references to “MannKind” or the “Company,” “we,” “us,” and “our” in this prospectus supplement and the accompanying prospectus mean MannKind Corporation and its wholly owned subsidiaries.
     AFREZZA™ is our trademark and Technosphere® is our registered trademark in the United States. We have also applied for or registered company trademarks in other jurisdictions, including Europe and Japan. This prospectus supplement also include references to registered service marks and trademarks of other entities that are the property of their respective owners.

FORWARD-LOOKING STATEMENTS
     This prospectus supplement and the accompanying prospectus, including the documents that we incorporate by reference herein and therein, contain statements that are not strictly historical in nature and are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements about:
•	the progress or success of our research, development and clinical programs, including the continued clinical development of AFREZZA and new inhalation systems for the treatment of diabetes;

•	our efforts to apply for and receive regulatory approval to sell AFREZZA in the United States and other markets;

•	our pursuit of sales and marketing collaborations for AFREZZA and development collaborations for our cancer immunotherapy and cancer drug programs;

•	the timing of completion of enrollment in our clinical trials, the timing of the interim analyses and the timing or success of the commercialization of AFREZZA, or any other products or therapies that we may develop;

•	the potential marketing, commercialization and achievement of market acceptance of AFREZZA or any other products or therapies that we may develop; and

•	our estimates for future performance, anticipated operating losses, future revenues, capital requirements and our needs for additional financing.
     In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in this prospectus supplement, in the accompanying prospectus, and in our SEC filings. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
     You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement is a part, the documents incorporated by reference herein, and any free writing prospectus that we authorize for use in connection with this offering. You should also understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

PROSPECTUS SUPPLEMENT SUMMARY
     This summary highlights certain information about us, this offering and selected information contained elsewhere in or incorporated by reference into this prospectus supplement and the accompanying prospectus. This summary is not complete and does not contain all of the information that you should consider before deciding whether to invest in our common stock. For a more complete understanding of our company and this offering, we encourage you to read and consider carefully the more detailed information in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in this prospectus supplement and the accompanying prospectus, and the information included in any free writing prospectus that we have authorized for use in connection with this offering, including the information referred to under the heading “Risk Factors” in this prospectus supplement beginning on page S-6.
MANNKIND CORPORATION
Overview
     We are a biopharmaceutical company focused on the discovery, development and commercialization of therapeutic products for diseases such as diabetes and cancer. Our lead product candidate, AFREZZA (insulin human [rDNA origin]) Inhalation Powder, is an ultra rapid-acting insulin that has completed Phase 3 clinical trials that evaluated its safety and efficacy in the treatment of diabetes. In March 2009, we submitted a new drug application, or NDA, to the U.S. Food and Drug Administration, or FDA, requesting approval of AFREZZA for the treatment of adults with type 1 or type 2 diabetes for the control of hyperglycemia. In March 2010, we received a Complete Response letter regarding this NDA from the FDA, seeking additional information about AFREZZA. In July 2010, the FDA accepted our Class 2 resubmission in response to the Complete Response letter and set a target action date of December 29, 2010. Our focus until then will be to work closely with the FDA as it evaluates our next-generation delivery system and the other information that we provided in our resubmission. We will also initiate the installation and validation of equipment in our Danbury, Connecticut manufacturing facility for filling the cartridges used in our next-generation inhaler. We expect that these activities will continue into the third quarter of 2011.
     We are a development stage enterprise and have incurred significant losses since our inception in 1991. As of June 30, 2010, we have incurred a cumulative net loss of $1.7 billion and a stockholders’ deficit of $137.7 million. To date, we have not generated any product revenues and have funded our operations primarily through the sale of equity securities, convertible debt securities and borrowings under a related party loan.
     We have held extensive discussions with a number of pharmaceutical companies concerning a potential strategic business collaboration for AFREZZA and recently initiated partnership discussions with a number of pharmaceutical companies regarding our cancer immunotherapy and cancer drug programs. There can be no assurance that any such collaboration will be available to us on a timely basis or on acceptable terms, if at all.
     We do not expect to record sales of any product prior to regulatory approval and commercialization of AFREZZA. We currently do not have the required approvals to market any of our product candidates, and we may not receive such approvals. We may not be profitable even if we succeed in commercializing any of our product candidates. There can be no assurance that we will obtain approval of AFREZZA on the FDA’s target date or that we will complete the installation and validation of equipment in our manufacturing facility on our anticipated timeline. We expect to make substantial expenditures and to incur additional operating losses for at least the next several years as we:
•	continue the clinical development of AFREZZA and new inhalation systems for the treatment of diabetes;

•	seek regulatory approval to sell AFREZZA in the United States and other markets;

•	seek sales and marketing collaborations for AFREZZA;

•	seek development collaborations for our cancer immunotherapy and cancer drug programs; and

•	develop additional applications of our proprietary Technosphere platform technology for the pulmonary delivery of other drugs.

     Our business is subject to significant risks, including but not limited to the risks inherent in our ongoing clinical trials and the regulatory approval process, our potential inability to enter into sales and marketing collaborations, to commercialize our lead product candidate in a timely manner, the results of our research and development efforts, competition from other products and technologies and uncertainties associated with obtaining and enforcing patent rights.
Recent Developments
     On August 10, 2010, we also entered into a common stock purchase agreement with The Mann Group LLC, an entity controlled by our chief executive officer and principal stockholder. Under this common stock purchase agreement, we are required to issue and sell, and The Mann Group is obligated to purchase, the same number of shares of our common stock that Seaside purchases in this offering. The price of the shares that we sell to The Mann Group under the agreement will be equal to the greater of $7.15 per share (the closing bid price of our common stock on August 10, 2010) and the closing bid price of our common stock on the trading day immediately preceding the applicable closing date. The aggregate purchase price for the shares of common stock we issue and sell to The Mann Group will be paid by cancelling an equal amount of the outstanding principal under a $350 million existing revolving loan arrangement provided by The Mann Group. At July 31, 2010, the principal amount outstanding under the loan arrangement was $252 million, and we had $98 million of available borrowings under the arrangement. To the extent that the outstanding principal amount owed under the loan arrangement is insufficient to pay the full purchase price for the shares of common stock to be acquired, The Mann Group will be obligated to pay cash for the balance of the shares of common stock it is obligated to purchase under the common stock purchase agreement. The common stock purchase agreement with The Mann Group will terminate on the day following the final closing under our common stock purchase agreement with Seaside or upon termination of the Seaside agreement.
     In addition, on August 10, 2010, we amended and restated the existing promissory note evidencing the loan arrangement with The Mann Group to extend the maturity date to December 31, 2012, to provide for the cancellation of indebtedness under the note as described above, to provide that The Mann Group may require us to prepay the note in an amount not to exceed $200 million (less the amount of cancelled indebtedness) upon 90 days’ prior written notice or on December 31, 2012, whichever is earlier, and to limit the our ability to borrow and reborrow under the note through December 31, 2011 to an amount equal to $350 million less the amount of cancelled indebtedness.
Company Information
     We were incorporated in the State of Delaware on February 14, 1991. Our principal executive offices are located at 28903 North Avenue Paine, Valencia, California 91355, and our telephone number at that address is (661) 775-5300. MannKind Corporation and the MannKind Corporation logo are our service marks. Our website address is http://www.mannkindcorp.com. The information contained in, and that can be accessed through, our website is not incorporated into and does not form a part of this prospectus.

THE OFFERING

Common stock offered by us in this offering	18,200,000 shares

Common stock to be outstanding after this offering	131,874,221 shares

Use of proceeds	We intend to use the net proceeds from this offering to fund the costs of our clinical trials programs and other research and development activities, to expand our manufacturing operations, both on-going and planned, and for general corporate purposes, including working capital. See “Use of Proceeds” on page S-7.

NASDAQ Global Market Symbol	MNKD

Risk factors	See “Risk Factors” on page S-6 for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
     The number of shares of our common stock to be outstanding immediately after the completion of this offering is based on 113,674,221 shares of our common stock outstanding as of June 30, 2010. Unless otherwise indicated, the number of shares of common stock presented in this prospectus supplement excludes, as of June 30, 2010:
•	6,210,883 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $7.23 per share;

•	3,046,559 shares of common stock issuable upon the settlement of outstanding restricted stock units;

•	5,117,523 shares of common stock issuable upon the conversion of our outstanding 3.75% senior convertible notes due 2013 at a conversion price of approximately $22.47 per share;

•	2,882,873 shares of common stock reserved for issuance upon the exercise of outstanding warrants with a weighted average exercise price of $12.23 per share; and

•	8,295,091 shares of common stock available for future grant under our 2004 equity incentive plan, 2004 non-employee directors’ stock option plan and 2004 employee stock purchase plan.
     Unless otherwise indicated, this prospectus supplement assumes the sale of the maximum number of shares of our common stock offered hereunder, and does not give effect to the transactions contemplated by the common stock purchase agreement between us and The Mann Group LLC.
     The assumed offering price of $6.5044 per share utilized in this prospectus supplement is 92% of the last reported sale price for our common stock on August 9, 2010. This figure is being utilized for illustrative purposes only. As described elsewhere in this prospectus supplement, the offering price for any shares sold to Seaside will be equal to 92% of the volume weighted average trading price of our common stock during the ten-day trading period immediately preceding the applicable closing date (assuming such ten-day volume weighted average trading price is $6.50 or above; if such ten-day volume weighted average is below $6.50, the applicable closing will not take place). Therefore, the minimum offering price for any shares sold in this offering is $5.98. Moreover, it is possible that no shares will be sold in this offering.

RISK FACTORS
     You should consider carefully the risks described below, and in the section entitled “Risk Factors” contained in our quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2010, together with other information in this prospectus supplement, the accompanying prospectus and the information and documents incorporated by reference in this prospectus supplement and the accompanying prospectus, as well as any free writing prospectus that we have authorized for use in connection with this offering, before you make a decision to invest in our common stock. If any of the risks described in the foregoing documents actually occur, our business, operating results, prospects or financial condition could be materially and adversely affected. This could cause the trading price of our common stock to decline and you may lose all or part of your investment. These risks are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business operations.
Risks Related to this Offering
Management will have broad discretion as to the use of the proceeds from this offering, and we may not use the proceeds effectively.
     We intend to use the net proceeds from this offering to fund the costs of our clinical trials programs and other research and development activities, to expand our manufacturing operations, both on-going and planned, and for general corporate purposes, including working capital. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. Accordingly, our management will have broad discretion as to the application of the net proceeds from this offering, and could spend the proceeds in ways that do not necessarily improve our operating results or enhance the value of our common stock.
You may experience immediate and substantial dilution if you invest in this offering.
     Depending on the trading prices of our common stock during the ten trading day period preceding each closing of this offering, the offering price of the securities we sell pursuant to this prospectus supplement may be substantially higher than the net tangible book value per share of our common stock. Therefore, if you purchase shares of common stock in this offering, you may incur immediate and substantial dilution in the pro forma net tangible book value per share of common stock from the price per share that you pay for the common stock. If the holders of outstanding options or warrants exercise those options or warrants at prices below the sale prices in this offering, you will incur further dilution. See “Dilution” on page S-8.

USE OF PROCEEDS
     Based on an assumed offering price of $6.5044 per share, which is 92% of the last reported sale price for our common stock on August 9, 2010, we estimate the net proceeds to us from the sale of our common stock in this offering, after deducting estimated offering expenses payable by us, will be approximately $116,953,780 (this estimated offering expense figure includes the estimated finder’s fee described under the heading “Common Stock Purchase Agreement” in this prospectus supplement and assumes that all potential closings in this offering take place). As described under the heading “Plan of Distribution” in this prospectus supplement, subject to certain conditions and exceptions, we expect to sell to Seaside an aggregate of 18,200,000 shares of our common stock in 26 closings occurring over the course of a 52-week period. The initial closing is expected to take place on September 22, 2010, with each subsequent closing occurring every 14 days thereafter. At each closing, we expect to sell to Seaside a total of 700,000 shares of our common stock at a per share offering price equal to 92% of the volume weighted average trading price of our common stock during the ten-day trading period immediately preceding the applicable closing date (assuming such ten-day volume weighted average trading price is $6.50 or above; if such ten-day volume weighted average is below $6.50, the applicable closing will not take place). Our estimated net proceeds assume that all shares offered hereby are sold at the assumed offering price of $6.5044 per share. Each $1.00 increase or decrease in the actual offering price with respect to any closing (though the actual offering price will never be less than $5.98 per share) will increase or decrease, as applicable, the proceeds to us by approximately $700,000 with respect to each such closing.
     We intend to use the net proceeds, if any, from this offering to fund the costs of our clinical trials programs and other research and development activities, to expand our manufacturing operations, both on-going and planned, and for general corporate purposes, including working capital. We may also use a portion of the net proceeds, if any, to in-license, invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plan, commitments or agreements with respect to any acquisitions as of the date of this prospectus supplement.
     As of the date of this prospectus supplement, we cannot specify with certainty all of the particular uses of the proceeds, if any, from this offering. Accordingly, we will retain broad discretion over the use of any such proceeds. Pending the use of the net proceeds, if any, from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing instruments.

DILUTION
     If you invest in our common stock, your ownership interest will be diluted to the extent of the difference between the offering price per share you pay in this offering and the net tangible book value per share of our common stock immediately after this offering. Our net tangible book deficit as of June 30, 2010 was approximately $137.7 million, or $1.21 per share of common stock. Net tangible book deficit per share is equal to our total tangible assets minus total liabilities, all divided by the number of shares of common stock outstanding as of June 30, 2010. After giving effect to the sale of all of the shares of common stock we are offering at an assumed offering price of $6.5044 per share, and after deducting the estimated offering expenses payable by us, our as-adjusted net tangible book deficit would have been approximately $20.7 million, or $0.16 per share of common stock. This represents an immediate increase in net tangible book value of $1.05 per share to our existing stockholders and an immediate dilution of $6.66 per share to new investors. The following table illustrates this calculation on a per-share basis.

Assumed offering price per share		$6.5044
Net tangible book deficit per share as of June 30, 2010	$1.21
Increase in net tangible book value per share attributable to this offering	1.05

As-adjusted net tangible book deficit per share after this offering		0.16

Dilution per share to new investors		$6.6644

     The foregoing table does not take into account dilution to new investors that could occur upon the exercise of outstanding options and warrants having a per-share exercise price less than the assumed offering price per share in this offering or for the shares of common stock reserved for issuance upon conversion of our outstanding 3.75% senior convertible notes due 2013. As of June 30, 2010, there were:
•	6,210,883 shares of common stock issuable upon the exercise of outstanding stock options with a weighted average exercise price of $7.23 per share;

•	3,046,559 shares of common stock issuable upon the settlement of outstanding restricted stock units;

•	5,117,523 shares of common stock issuable upon the conversion of our outstanding 3.75% senior convertible notes due 2013 at a conversion price of approximately $22.47 per share;

•	2,882,873 shares of common stock reserved for issuance upon the exercise of outstanding warrants with a weighted average exercise price of $12.23 per share; and

•	8,295,091 shares of common stock available for future grant under our 2004 equity incentive plan, 2004 non-employee directors’ stock option plan and 2004 employee stock purchase plan.
     To the extent options or warrants outstanding as of June 30, 2010 have been or may be exercised or other shares are issued, there may be further dilution to new investors. In addition, we may choose to raise additional capital due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.
     As described under the heading “Plan of Distribution” in this prospectus supplement, subject to certain conditions and exceptions, we expect to sell to Seaside an aggregate of 18,200,000 shares of our common stock in 26 closings occurring over the course of a 52-week period. The initial closing is expected to take place on September 22, 2010, with each subsequent closing occurring every 14 days thereafter. At each closing, we expect to sell to Seaside a total of 700,000 shares of our common stock at a per share offering price equal to 92% of the volume weighted average trading price of our common stock during the ten-day trading period immediately preceding the applicable closing date (assuming such ten-day volume weighted average trading price is $6.50 or above; if such ten-day volume weighted average is below $6.50, the applicable closing will not take place). Our estimated net proceeds assume that all shares offered hereby are sold at the assumed offering price of $6.5044 per share. Each $1.00 increase or decrease in the actual offering price with respect to any closing (though the actual offering price will never be less than $5.98 per share) will increase or decrease, as applicable, our as adjusted net tangible book value after this offering by approximately $700,000, or approximately $0.01 per share, and the dilution per share to new investors by approximately $0.14 per share.

COMMON STOCK PURCHASE AGREEMENT
     The common stock in this offering will be issued pursuant to a common stock purchase agreement between Seaside and us. The following is a brief summary of the common stock purchase agreement and is subject in all respects to the provisions contained in the common stock purchase agreement, which will be filed as an exhibit to a Current Report on Form 8-K filed with the Securities and Exchange Commission in connection with this offering. See “Where You Can Find More Information” below.
     We are entering into a Common Stock Purchase Agreement, or the Purchase Agreement, with Seaside 88, LP, or Seaside. The Purchase Agreement requires us to issue and sell, and Seaside to buy, up to 700,000 shares of our common stock once every 14 days, subject to the satisfaction of certain conditions at each closing, beginning on September 22, 2010 and ending approximately 50 weeks after the initial closing. The price of the shares that we sell to Seaside will be at an 8% discount to the volume weighted average trading price of our common stock for the ten consecutive trading days immediately preceding each closing date.
     Among the various conditions that must be satisfied for a particular closing to take place is a requirement that the ten-day volume weighted average trading price of our common stock immediately prior to such closing be at least $6.50 per share. If any such ten-day volume weighted average trading price is below $6.50 per share, then the applicable closing will not occur. Similarly, in the event that the registration statement of which this prospectus supplement and the accompanying prospectus are a part is not effective and in full force and effect on any closing date, then the applicable closing will not occur.
     If for any subsequent closing the amount of the proposed investment by Seaside at such closing is greater than two times the amount invested by Seaside at the immediately preceding closing, then Seaside shall have the option to reduce the number of shares of our common stock purchased at such subsequent closing such that the amount of the investment at such closing is an amount equal to (as near as possible) two times the amount invested by Seaside at the immediately preceding closing.
     In addition, we may elect to cancel up to eight subsequent closings during the term of the Purchase Agreement in the event a material development or potential material development involving us occurs which we would be obligated to disclose in a prospectus supplement and which disclosure, in the good faith judgment of our chief executive officer, chief financial officer, general counsel or board of directors, would be premature or otherwise inadvisable. In such case, an additional subsequent closing will be added as a replacement for the cancelled subsequent closing such that the number of closings pursuant to the Purchase Agreement will remain unchanged as a consequence of the delivery of the certificate described above. We have the right, upon written notice to Seaside, to immediately terminate the Purchase Agreement.
     In no event may the purchase of shares of our common stock at a subsequent closing cause Seaside’s beneficial ownership of our common stock, calculated in accordance with Rule 13d-3 promulgated by the SEC under the Exchange Act, to exceed 10% of our outstanding common stock immediately after such subsequent closing.
     The Purchase Agreement contains certain representations and warranties and covenants which must be true and have been performed by the applicable party, or waived by the other party, at each closing. Seaside has agreed not to engage in short sales of, or hedging transactions in, our securities during the term of the Purchase Agreement. We have agreed to indemnify and hold harmless Seaside against certain liabilities in connection with the sale of our common stock under the Purchase Agreement.
     On August 10, 2010, we reached an agreement with Omni Capital Corporation to pay that firm a finder’s fee in an amount equal to 1% of the aggregate value of all cash, if any, invested by Seaside. If we sell the maximum number of shares offered hereby at an assumed offering price of $6.5044 per share, this finder’s fee would amount to $1,183,800. This amount is included in the estimate of offering expenses figure utilized in this prospectus supplement, and is for illustrative purposes only. Aside from this agreement with respect to a finder’s fee, there is no material relationship between Omni Capital Corporation and us, any of our officers, directors, principal stockholders, or, to our knowledge, affiliates or associates thereof.

DESCRIPTION OF THE SECURITIES WE ARE OFFERING
     This prospectus supplement and the accompanying prospectus relate to the offering of a maximum of 18,200,000 shares of our common stock. Our authorized capital stock consists of 200,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. As of June 30, 2010, there were 113,674,221 shares of common stock outstanding and no shares of preferred stock outstanding.
     The material terms and provisions of our common stock are described under the heading “Description of Our Capital Stock” starting on page 5 of the accompanying prospectus.

PLAN OF DISTRIBUTION
     We are entering into a Common Stock Purchase Agreement, or the Purchase Agreement, with Seaside 88, LP, or Seaside. The Purchase Agreement requires us to issue and sell, and Seaside to buy, up to 700,000 shares of our common stock once every 14 days, subject to the satisfaction of certain closing conditions at each closing, beginning on September 22, 2010 and ending approximately 50 weeks after the initial closing. The price of the shares that we sell to Seaside will be at an 8% discount to the volume weighted average trading price of our common stock for the ten consecutive trading days immediately preceding each closing date. For a brief summary of the material provisions of the Purchase Agreement, see “Common Stock Purchase Agreement.”
     Seaside may sell the securities being offered hereby in one or more of the following methods from time to time:
•	through ordinary brokerage transactions and transactions in which the broker solicits purchaser;

•	directly to investors in privately negotiated transactions;

•	to a broker or dealer, including sales to a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through a block trade, which may involve crosses, in which the broker or dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	through agents to the public or to investors;

•	to underwriters for resale to the public or to investors; or

•	through a combination of any of these methods of sale.
     The securities may be sold from time to time in one or more transactions at:
•	fixed prices, which may change;

•	the prevailing market price at the time of sale;

•	varying prices determined at the time of sale; or

•	at negotiated prices.
     Sales may be effected in transactions:
•	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, including the NASDAQ Global Market;

•	in the over-the-counter market; or

•	any other method permitted pursuant to applicable law.
     Seaside also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that it meets the criteria and conforms to the requirements of that rule.
     Seaside might be, and any broker-dealers that act in connection with the sale of securities may be, deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act, and any commissions received by such broker-dealers and any profit on the resale of the securities sold by them while acting as principals may be deemed to be underwriting discounts or commissions under the Securities Act.

LEGAL MATTERS
     Certain legal matters relating to the shares of common stock being offered hereby will be passed upon for us by Cooley LLP, San Diego, California.
WHERE YOU CAN FIND MORE INFORMATION
     We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the shares of common stock we are offering under this prospectus supplement. This prospectus supplement and the accompanying prospectus do not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities we are offering under this prospectus supplement, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. We also file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy the registration statement, as well as any other material we file with the SEC, at the SEC’s Public Reference Room at 100 F Street, NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information on the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including MannKind. The SEC’s Internet site can be found at http://www.sec.gov.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” into this prospectus supplement the information we file with it, which means that we can disclose important information to you by referring you to those documents. Information incorporated by reference is part of this prospectus supplement. Later information filed with the SEC will update and supersede this information.
     We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act until this offering is completed (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):
•	our annual report on Form 10-K for the fiscal year ended December 31, 2009, which was filed on March 16, 2010;

•	our quarterly reports on Form 10-Q for the quarters ended March 31, 2010 and June 30, 2010, which were filed on April 30, 2010 and August 2, 2010, respectively;

•	our current reports on Form 8-K filed on March 1, 2010 and June 15, 2010;

•	our Definitive Proxy Statement on Schedule 14A (other than the portions thereof which are furnished and not filed), which was filed on April 30, 2010; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on July 23, 2004, including any amendments or reports filed for the purposes of updating this description.
     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:
Investor Relations
MannKind Corporation
28903 North Avenue Paine
Valencia, CA 91355
(661) 775-5300
     In accordance with Rule 412 of the Securities Act, any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

PROSPECTUS
$200,000,000
MANNKIND CORPORATION
COMMON STOCK
WARRANTS
DEBT SECURITIES

     From time to time, we may sell up to an aggregate of $200,000,000 of our common stock, warrants or debt securities. We will specify in any accompanying prospectus supplement the terms of any offering.
     Our common stock is traded on The NASDAQ Global Market under the trading symbol “MNKD.” The applicable prospectus supplement will contain information, where applicable, as to other listings, if any, on The NASDAQ Global Market or other securities exchange of the securities covered by the prospectus supplement.
     Our principal executive offices are located at 28903 North Avenue Paine, Valencia, California 91355, and our telephone number at that address is (661) 775-5300.
     You should read this prospectus and any prospectus supplement carefully before you invest.

     INVESTING IN OUR SECURITIES INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD REVIEW CAREFULLY THE RISKS AND UNCERTAINTIES REFERENCED UNDER THE HEADING “RISK FACTORS” ON PAGE [1] OF THIS PROSPECTUS AS WELL AS THOSE CONTAINED IN THE APPLICABLE PROSPECTUS SUPPLEMENT AND ANY RELATED FREE WRITING PROSPECTUS, AND UNDER SIMILAR HEADINGS IN THE OTHER DOCUMENTS THAT ARE INCORPORATED BY REFERENCE INTO THIS PROSPECTUS.

     This prospectus may not be used to offer or sell any securities unless accompanied by a prospectus supplement.
     The securities may be sold directly by us to investors, through agents designated from time to time or to or through underwriters or dealers, on a continuous or delayed basis. For additional information on the methods of sale, you should refer to the section entitled “Plan of Distribution” in this prospectus and in the applicable prospectus supplement. If any agents or underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such agents or underwriters and any applicable fees, commissions, discounts and over-allotment options will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds that we expect to receive from such sale will also be set forth in a prospectus supplement.
     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this Prospectus is May 11, 2010.

     You should rely only on the information that we have provided or incorporated by reference in this prospectus, any applicable prospectus supplement and any related free writing prospectus that we may authorize to be provided to you. We have not authorized anyone to provide you with different information. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus, any applicable prospectus supplement or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus, any applicable prospectus supplement or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, any applicable prospectus supplement or any related free writing prospectus, or any sale of our securities. Our business, financial condition, results of operations and prospects may have changed since that date.
     AFREZZA™ is our trademark and Technosphere® is our registered trademark in the United States. We have also applied for or registered company trademarks in other jurisdictions, including Europe and Japan. This document also contains trademarks and service marks owned by other companies that are the property of their respective owners. Use or display by us of other parties’ trademarks, trade dress or products in this prospectus is not intended to, and does not imply a relationship with, endorsements by or sponsorship of, us by the trademark or trade dress owners.

ABOUT THIS PROSPECTUS
     This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, using a “shelf” registration process. Under this shelf registration process, we may sell common stock, warrants or debt securities in one or more offerings up to a total dollar amount of $200,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities under this prospectus, we will provide a prospectus supplement that will contain more specific information about the terms of those securities. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. We may also add, update or change in the prospectus supplement (and in any related free writing prospectus that we may authorize to be provided to you) any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, together with the information incorporated herein by reference as described under the headings “Where You Can Find Additional Information” and “Incorporation of Certain Information by Reference” before buying any of the securities being offered.

i

SUMMARY
     The following summary provides an overview of selected information relating to this offering and does not contain all the information that you should consider before investing in our securities. You should carefully read this prospectus, all documents incorporated by reference, any prospectus supplement and related free writing prospectus, and the additional information described under the caption “WHERE YOU CAN FIND MORE INFORMATION,” beginning on page 18, before buying securities in this offering. References in this prospectus to “MannKind,” the “Company,” “we,” “us” and “our” refer to MannKind Corporation and its subsidiary, on a consolidated basis, unless the context requires otherwise.
MannKind Corporation
     MannKind Corporation is a biopharmaceutical company focused on the discovery, development and commercialization of therapeutic products for diseases such as diabetes and cancer. Our lead product candidate, AFREZZA (insulin human [rDNA origin]) Inhalation Powder, is an ultra rapid-acting insulin that has completed Phase 3 clinical trials that evaluated its safety and efficacy in the treatment of diabetes. We submitted a new drug application, or NDA, to the United Stated Food and Drug Administration, or FDA, for AFREZZA in March 2009. On March 12, 2010, we received a Complete Response letter from the FDA regarding this NDA, seeking additional information about AFREZZA. Currently, AFREZZA remains under review by the FDA.
     AFREZZA utilizes our proprietary Technosphere formulation technology, which is based on a class of organic molecules that are designed to self-assemble into small particles onto which drug molecules can be loaded. With AFREZZA, we load recombinant human insulin onto the Technosphere particles; however, this technology is not limited to insulin delivery. We believe it represents a versatile drug delivery platform that may allow pulmonary administration of certain drugs that currently require administration by injection, such as glucagon-like peptide-1, or GLP-1. Beyond convenience, we believe the key advantage of drugs inhaled as Technosphere formulations is that they have been shown to be absorbed very rapidly into the arterial circulation, essentially mimicking intra-arterial administration.
     In addition to our Technosphere platform, we are developing therapies for the treatment of different types of cancer. We have conducted Phase 1 clinical studies of two immunotherapy product candidates, MKC1106-PP and MKC1106-MT, and are preparing to initiate a Phase 2 study of MKC1106-MT in patients with advanced melanoma. We are also conducting preclinical studies of a drug candidate, MKC204, that may have the potential to treat certain malignancies and inflammatory diseases.
     We are a development stage enterprise and have incurred significant losses since our inception in 1991. As of March 31, 2010, we have incurred a cumulative net loss of $1.6 billion and accumulated deficit in stockholders’ equity of $100.9 million. To date, we have not generated any product revenues and have funded our operations primarily through the sale of equity securities and convertible debt securities. If we are unable to obtain additional funding in the future, there will be substantial doubt about our ability to continue as a going concern.
     We have held extensive discussions with a number of pharmaceutical companies concerning a potential strategic business collaboration for AFREZZA. Recently, we initiated partnership discussions with a number of pharmaceutical companies regarding our cancer immunotherapy and cancer drug programs. We cannot predict when, if ever, we could conclude an agreement with a partner. There can be no assurance that any such collaboration will be available to us on a timely basis or on acceptable terms, if at all.
     We do not expect to record sales of any product prior to regulatory approval and commercialization of AFREZZA. We currently do not have the required approvals to market any of our product candidates, and we may not receive such approvals. We may not be profitable even if we succeed in commercializing any of our product candidates. We expect to make substantial expenditures and to incur additional operating losses for at least the next several years as we:
•	continue the clinical development of AFREZZA and new inhalation systems for the treatment of diabetes;

•	seek regulatory approval to sell AFREZZA in the United States and other markets;

•	seek sales and marketing collaborations for AFREZZA;

•	seek development collaborations for our cancer immunotherapy and cancer drug programs; and

•	develop additional applications of our proprietary Technosphere platform technology for the pulmonary delivery of other drugs.
     Our business is subject to significant risks, including but not limited to the risks inherent in our ongoing clinical trials and the regulatory approval process, the results of our research and development efforts, competition from other products and technologies and uncertainties associated with obtaining and enforcing patent rights.
Risk Factors
     An investment in our securities involves a high degree of risk. Prior to making a decision about investing in our securities, you should carefully consider the specific risk factors discussed in the sections entitled “Risk Factors” contained in any applicable prospectus supplement and our filings with the SEC and incorporated by reference in this prospectus, together with all of the other information contained in this prospectus, any applicable prospectus supplement or free writing prospectus, or incorporated by reference in this prospectus. These risks and uncertainties are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us, or that we currently view as immaterial, may also impair our business. If any of the risks or uncertainties described in our SEC filings or any prospectus supplement or any additional risks and uncertainties actually occur, our business, financial condition and results of operations could be materially and adversely affected. In that case, the trading price of our securities could decline and you might lose all or part of your investment.
The Securities We May Offer
     We may offer shares of our common stock, various series of debt securities and/or warrants to purchase any of these securities, with a total value of up to $200,000,000, from time to time under this prospectus at prices and on terms to be determined by market conditions at the time of offering. This prospectus provides you with a general description of the securities we may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:
•	designation or classification;

•	aggregate principal amount or aggregate offering price;

•	maturity, if applicable;

•	original issue discount, if any;

•	rates and times of payment of interest, dividends or other payments, if any;

•	redemption, conversion, exercise, exchange or sinking fund terms, if any;

•	ranking;

•	restrictive covenants, if any;

•	voting or other rights, if any;

•	conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange; and

•	certain federal income tax considerations.
     A prospectus supplement and any related free writing prospectus that we may authorize to be provided to you also may add, update or change information contained in this prospectus or in documents we have incorporated by reference. However, no prospectus supplement or free writing prospectus will offer a security that is not registered and described in this prospectus at the time of its effectiveness.
     This prospectus may not be used to offer or sell securities unless it is accompanied by a prospectus supplement.
     We may sell the securities directly to or through agents, underwriters or dealers. We, and our agents, dealers or underwriters, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through agents or underwriters, we will include in the applicable prospectus supplement:
•	the name of those agents or underwriters;

•	applicable fees, discounts and commissions to be paid to them;

•	details regarding over-allotment options, if any; and

•	the net proceeds to us.
     Common Stock. We may issue shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of stockholders. Subject to any preferences of any of our preferred stock that may be outstanding, holders of our common stock are entitled to dividends when and if declared by our board of directors.
     Warrants. We may issue warrants for the purchase of common stock or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock or debt securities, and the warrants may be attached to or separate from these securities. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the particular series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental warrant agreements and forms of warrant certificates will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
     We will evidence each series of warrants by warrant certificates that we will issue. Warrants may be issued under an applicable warrant agreement that we enter into with a warrant agent. We will indicate the name and address of the warrant agent, if applicable, in the prospectus supplement relating to the particular series of warrants being offered.
     Debt Securities. We may issue debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsecured and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all of our senior indebtedness. Convertible debt securities will be convertible into or exchangeable for our common stock or other securities. Conversion may be mandatory or at your option and would be at prescribed conversion rates.
     The debt securities will be issued under one or more documents called indentures, which are contracts between us and a national banking association or other eligible party, as trustee. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the applicable prospectus supplement (and any free writing prospectus that we may authorize to be provided to you) related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
RATIO OF EARNINGS TO FIXED CHARGES
     The following table sets forth our ratio of earnings to fixed charges for the periods indicated:

						Three Months
						Ended
	Fiscal Year Ended December 31,					March 31,
	2005	2006	2007	2008	2009	2010
Ratio of earnings to fixed charges	—	—	—	—	—	—
     For the purpose of this table, “earnings” consist of income (loss) from continuing operations before income taxes, extraordinary items, cumulative effect of accounting changes, equity in net losses of affiliates and fixed charges. “Fixed charges” consist of interest expense. For the fiscal years ended December 31, 2005, 2006, 2007, 2008 and 2009, and the three months ended March 31, 2010, we had no earnings. Our earnings for those periods were insufficient to cover fixed charges by $114.3 million, $230.5 million, $293.2 million, $303.0 million, $220.1 million, and $44.7 million, respectively.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
     Statements contained in this prospectus, in the documents incorporated by reference herein and in any prospectus supplement that are not strictly historical in nature are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These forward-looking statements are subject to the “safe harbor” created by Section 27A of the Securities Act and Section 21E of the Exchange Act and may include, but are not limited to, statements about:
•	the progress, timing and results of clinical trials and research and development efforts involving our product candidates;

•	the submission of applications for and receipt of regulatory clearances and approvals;

•	our ability to successfully protect our intellectual property;

•	our plans to conduct future clinical trials or research and development efforts;

•	our expectations about partnering, marketing and commercializing our product candidates; and

•	economic conditions, both generally and those specifically related to the biotechnology industry.
     In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “goal,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “will,” “would,” the negative of these words and words or similar expressions intended to identify forward-looking statements. These statements reflect our views as of the date on which they were made with respect to future events and are based on assumptions and subject to risks and uncertainties. The underlying information and expectations are likely to change over time. Given these uncertainties, you should not place undue reliance on these forward-looking statements as actual events or results may differ materially from those projected in the forward-looking statements due to various factors, including, but not limited to, those set forth under the heading “Risk Factors” in any applicable prospectus supplement or free writing prospectus and in our SEC filings. These forward-looking statements represent our estimates and assumptions only as of the date of the document containing the applicable statement.
     You should rely only on the information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement or free writing prospectus and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus, any accompanying prospectus supplement or free writing prospectus and in the documents incorporated by reference.
USE OF PROCEEDS
     Except as described in any prospectus supplement or in any related free writing prospectus that we may authorize to be provided to you, we currently intend to use the net proceeds from this offering for general corporate purposes, including clinical trial expenses, research and development expenses, general and administrative expenses, repayment of outstanding indebtedness, manufacturing expenses, and other expenses related to commercialization of AFREZZA. We may also use a portion of the net proceeds to in-license, invest in or acquire businesses or technologies that we believe are complementary to our own, although we have no current plans, commitments or agreements with respect to any acquisitions. As of the date of this prospectus, we cannot specify with certainty all of the particular uses of the proceeds from this offering. Accordingly, we will retain broad discretion over the use of such proceeds. Pending the use of the net proceeds from this offering as described above, we intend to invest the net proceeds in investment-grade, interest-bearing securities.

DESCRIPTION OF COMMON STOCK
     Our authorized capital stock consists of 150,000,000 shares of common stock, $0.01 par value, and 10,000,000 shares of preferred stock, $0.01 par value. At our annual meeting of stockholders scheduled for June 10, 2010, we are seeking approval of an amendment to our certificate of incorporation to increase the authorized number of shares of common stock from 150,000,000 shares to 200,000,000 shares. As of April 21, 2010, there were 113,454,807 shares of common stock outstanding and no shares of preferred stock outstanding.
Voting Rights
     Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of our stockholders, including the election of our directors. Under our certificate of incorporation and bylaws, our stockholders will not have cumulative voting rights. Accordingly, the holders of a majority of our outstanding shares of common stock entitled to vote in any election of directors can elect all of the directors standing for election, if they should so choose. In all other matters, an action by our common stockholders requires the affirmative vote of the holders of a majority of our outstanding shares of common stock entitled to vote.
Dividends
     Subject to preferences that may be applicable to any outstanding shares of our preferred stock, holders of our common stock are entitled to receive ratably any dividends our board of directors declares out of funds legally available for that purpose. Any dividends on our common stock will be non-cumulative.
Liquidation, Dissolution or Winding Up
     If we liquidate, dissolve or wind up, the holders of our common stock are entitled to share ratably in all assets legally available for distribution to our stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any outstanding shares of our preferred stock.
Rights and Preferences
     Our common stock has no preemptive, conversion or subscription rights. There are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any outstanding shares of our of preferred stock, which we may designate and issue in the future.
Anti-Takeover Effects of Provisions of Delaware Law and Our Certificate of Incorporation and Bylaws
     Delaware takeover statute
     We are subject to Section 203 of the Delaware General Corporation Law, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:
•	the board of directors of the corporation approved the business combination or the other transaction in which the person became an interested stockholder prior to the date of the business combination or other transaction;

•	upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•	on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66-2/3% of the outstanding stock of the corporation not owned by the interested stockholder.
     Section 203 of the DGCL generally defines a “business combination” to include any of the following:
•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition of 10% or more of the corporation’s assets or outstanding stock involving the interested stockholder;

•	in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

•	any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.
     In general, Section 203 defines an “interested stockholder” as any person who, together with the person’s affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation’s voting stock.
     Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.
     Certificate of incorporation and bylaw provisions
     Our certificate of incorporation and bylaws include a number of provisions that may have the effect of deterring hostile takeovers or delaying or preventing changes in our control or our management, including, but not limited to the following:
•	Our board of directors can issue up to 10,000,000 shares of preferred stock with any rights or preferences, including the right to approve or not approve an acquisition or other change in our control.

•	Our certificate of incorporation and bylaws provide that all stockholder actions must be effected at a duly called meeting of holders and not by written consent.

•	Our bylaws provide that special meetings of the stockholders may be called only by the Chairman of our board of directors, by our Chief Executive Officer, by our board of directors upon a resolution adopted by a majority of the total number of authorized directors or, under certain limited circumstances, by the holders of at least 5% of our outstanding voting stock.

•	Our bylaws provide that stockholders seeking to present proposals before a meeting of stockholders or to nominate candidates for election as directors at a meeting of stockholders must provide timely notice in writing and also specify requirements as to the form and content of a stockholder’s notice. These provisions may delay or preclude stockholders from bringing matters before a meeting of our stockholders or from making nominations for directors at a meeting of stockholders, which could delay or deter takeover attempts or changes in our management.

•	Our certificate of incorporation provides that, subject to the rights of the holders of any outstanding series of preferred stock, all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum. In addition, our certificate of incorporation provides that our board of directors may fix the number of directors by resolution.

•	Our certificate of incorporation does not provide for cumulative voting for directors. The absence of cumulative voting may make it more difficult for stockholders who own an aggregate of less than a majority of our voting stock to elect any directors to our board of directors.
     These and other provisions contained in our certificate of incorporation and bylaws are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with our board of directors. However, these provisions could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which our stockholders might otherwise receive a premium for their shares over market price of our stock and may limit the ability of stockholders to remove our current management or approve transactions that our stockholders may deem to be in their best interests and, therefore, could adversely affect the price of our common stock.
Transfer Agent and Registrar
     The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services, LLC. Its address is 400 South Hope Street, Suite 400, Los Angeles, California 90071.

DESCRIPTION OF WARRANTS
     We may issue warrants for the purchase of common stock or debt securities in one or more series. We may issue warrants independently or together with common stock or debt securities, and the warrants may be attached to or separate from these securities. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below.
     We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from reports that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to the particular series of warrants that we may offer under this prospectus. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we may offer under this prospectus, as well as any related free writing prospectuses, and the complete warrant agreements and warrant certificates that contain the terms of the warrants.
General
     We will describe in the applicable prospectus supplement the terms of the series of warrants being offered, including:
•	the offering price and aggregate number of warrants offered;

•	the currency for which the warrants may be purchased;

•	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

•	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

•	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

•	in the case of warrants to purchase common stock, the number of shares of common stock purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

•	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

•	the terms of any rights to redeem or call the warrants;

•	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

•	the dates on which the right to exercise the warrants will commence and expire;

•	the manner in which the warrant agreements and warrants may be modified;

•	a discussion of any material or special United States federal income tax consequences of holding or exercising the warrants;

•	the terms of the securities issuable upon exercise of the warrants; and

•	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.
     Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:
•	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

•	in the case of warrants to purchase common stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.
Exercise of Warrants
     Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.
     Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.
     Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.
Governing Law
     Unless we provide otherwise in the applicable prospectus supplement, the warrants and warrant agreements will be governed by and construed in accordance with the laws of the State of New York.
Enforceability of Rights by Holders of Warrants
     Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

DESCRIPTION OF DEBT SECURITIES
     We may issue debt securities, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. While the terms we have summarized below will apply generally to any debt securities that we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities offered under a prospectus supplement may differ from the terms described below. Unless the context requires otherwise, whenever we refer to the indentures, we also are referring to any supplemental indentures that specify the terms of a particular series of debt securities.
     We will issue the senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue the subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. The indentures will be qualified under the Trust Indenture Act of 1939. We use the term “debenture trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable. We have filed forms of indentures to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC.
     The following summaries of material provisions of the senior debt securities, the subordinated debt securities and the indentures are subject to, and qualified in their entirety by reference to, all of the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements and any related free writing prospectuses related to the debt securities that we may offer under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior indenture and the subordinated indenture are identical.
General
     We will describe in the applicable prospectus supplement the terms of the series of debt securities being offered, including:
•	the title;

•	the principal amount being offered, and if a series, the total amount authorized and the total amount outstanding;

•	any limit on the amount that may be issued;

•	whether or not we will issue the series of debt securities in global form, the terms and who the depositary will be;

•	the maturity date;

•	whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a United States person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

•	the annual interest rate, which may be fixed or variable, or the method for determining the rate and the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

•	whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

•	the terms of the subordination of any series of subordinated debt;

•	the place where payments will be payable;

•	restrictions on transfer, sale or other assignment, if any;

•	our right, if any, to defer payment of interest and the maximum length of any such deferral period;

•	the date, if any, after which, and the price at which, we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions and the terms of those redemption provisions;

•	the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder’s option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

•	whether the indenture will restrict our ability and/or the ability of our subsidiaries to:
•	incur additional indebtedness;

•	issue additional securities;

•	create liens;

•	pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

•	redeem capital stock;

•	place restrictions on our subsidiaries’ ability to pay dividends, make distributions or transfer assets;

•	make investments or other restricted payments;

•	sell or otherwise dispose of assets;

•	enter into sale-leaseback transactions;

•	engage in transactions with stockholders and affiliates;

•	issue or sell stock of our subsidiaries; or

•	effect a consolidation or merger;
•	whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

•	a discussion of any material United States federal income tax considerations applicable to the debt securities;

•	information describing any book-entry features;

•	provisions for a sinking fund purchase or other analogous fund, if any;

•	the applicability of the provisions in the indenture on discharge;

•	whether the debt securities are to be offered at a price such that they will be deemed to be offered at an “original issue discount” as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

•	the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

•	the currency of payment of debt securities if other than U.S. dollars and the manner of determining the equivalent amount in U.S. dollars; and

•	any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any additional events of default or covenants provided with respect to the debt securities, and any terms that may be required by us or advisable under applicable laws or regulations.
Conversion or Exchange Rights
     We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for our common stock or our other securities, if applicable. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of our common stock or our other securities that the holders of the series of debt securities receive would be subject to adjustment.
Consolidation, Merger or Sale
     Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the indentures will not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor to or acquirer of such assets must assume all of our obligations under the indentures or the debt securities, as appropriate. If the debt securities are convertible into or exchangeable for our other securities or securities of other entities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.
Events of Default Under the Indenture
     Unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, the following are events of default under the indentures with respect to any series of debt securities that we may issue:
•	if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

•	if we fail to pay the principal, premium or sinking fund payment, if any, when due and payable and the time for payment has not been extended or delayed;

•	if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

•	if specified events of bankruptcy, insolvency or reorganization occur.
     If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.
     The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.
     Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:
•	the direction so given by the holder is not in conflict with any law or the applicable indenture; and

•	subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.
     A holder of the debt securities of any series will have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies only if:
•	the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

•	the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity to the debenture trustee to institute the proceeding as trustee; and

•	the debenture trustee does not institute the proceeding, and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.
     These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.
     We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.
Modification of Indenture; Waiver
     We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters:
•	to fix any ambiguity, defect or inconsistency in the indenture;

•	to comply with the provisions described above under “Description of Debt Securities—Consolidation, Merger or Sale;”

•	to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

•	to add to, delete from or revise the conditions, limitations, and restrictions on the authorized amount, terms, or purposes of issue, authentication and delivery of debt securities, as set forth in the indenture;

•	to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under “Description of Debt Securities—General” to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

•	to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities and to make all appropriate changes for such purpose;

•	to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, and to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default; or

•	to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.
     In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, unless we provide otherwise in the prospectus supplement applicable to a particular series of debt securities, we and the debenture trustee may make the following changes only with the consent of each holder of any outstanding debt securities affected:
•	extending the fixed maturity of the series of debt securities;

•	reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

•	reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.
Discharge
     Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for specified obligations, including obligations to:
•	register the transfer or exchange of debt securities of the series;

•	replace stolen, lost or mutilated debt securities of the series;

•	maintain paying agencies;

•	hold monies for payment in trust;

•	recover excess money held by the debenture trustee;

•	compensate and indemnify the debenture trustee; and

•	appoint any successor trustee.
     In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.
Form, Exchange and Transfer
     We will issue the debt securities of each series only in fully registered form without coupons and, unless we provide otherwise in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, or DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See “Legal Ownership of Securities” for a further description of the terms relating to any book-entry securities.
     At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.
     Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will impose no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.
     We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.
     If we elect to redeem the debt securities of any series, we will not be required to:
•	issue, register the transfer of, or exchange any debt securities of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.
Information Concerning the Debenture Trustee
     The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.
Payment and Paying Agents
     Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.
     We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that unless we otherwise indicate in the applicable prospectus supplement, we will make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in the applicable prospectus supplement, we will designate the corporate trust office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.
     All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.
Governing Law
     The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.
Subordination of Subordinated Debt Securities
     The subordinated debt securities will be unsecured and will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The subordinated indenture does not limit the amount of subordinated debt securities that we may issue, nor does it limit us from issuing any other secured or unsecured debt.

LEGAL OWNERSHIP OF SECURITIES
     We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee, depository or warrant agent maintain for this purpose as the “holders” of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as “indirect holders” of those securities.
     As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.
Book-Entry Holders
     We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary’s book-entry system. These participating institutions, which are referred to as participants, in turn hold beneficial interests in the securities on behalf of themselves or their customers.
     Only the person in whose name a security is registered is recognized as the holder of that security. Securities issued in global form will be registered in the name of the depositary or its participants. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.
     As a result, investors in a book-entry security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary’s book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.
Street Name Holders
     We may terminate a global security or issue securities in non-global form. In these cases, investors may choose to hold their securities in their own names or in “street name.” Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.
     For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.
Legal Holders
     Our obligations, as well as the obligations of any applicable trustee and of any third parties employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.
     For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of the indenture or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.
Special Considerations for Indirect Holders
     If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:
•	how it handles securities payments and notices;

•	whether it imposes fees or charges;

•	how it would handle a request for the holders’ consent, if ever required;

•	whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

•	how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

•	if the securities are in book-entry form, how the depositary’s rules and procedures will affect these matters.
Global Securities
     A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.
     Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.
     A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under “Special Situations When a Global Security Will Be Terminated.” As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.
     If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.
Special Considerations for Global Securities
     As an indirect holder, an investor’s rights relating to a global security will be governed by the account rules of the investor’s financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.
     If securities are issued only in the form of a global security, an investor should be aware of the following:
•	An investor cannot cause the securities to be registered in his or her name and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below.

•	An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above.

•	An investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form.

•	An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective.

•	The depositary’s policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor’s interest in a global security. We and any applicable trustee have no responsibility for any aspect of the depositary’s actions or for its records of ownership interests in a global security. We and the trustee also do not supervise the depositary in any way.

•	The depositary may, and we understand that DTC will, require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well.

•	Financial institutions that participate in the depositary’s book-entry system, and through which an investor holds its interest in a global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.
Special Situations when a Global Security Will Be Terminated
     In a few special situations described below, the global security will terminate, and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own name, so that they will be direct holders. We have described the rights of holders and street name investors above.
     The global security will terminate when the following special situations occur:
•	if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

•	if we notify any applicable trustee that we wish to terminate that global security; or

•	if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.
     The applicable prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and not we or any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

PLAN OF DISTRIBUTION
     We may sell our securities covered by this prospectus in any of three ways (or in any combination):
•	to or through underwriters or dealers;

•	directly to one or more purchasers; or

•	through agents.
     We may distribute the securities:
•	from time to time in one or more transactions at a fixed price or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.
     Each time we offer and sell securities covered by this prospectus, we will provide a prospectus supplement or supplements that will describe the method of distribution and set forth the terms of the offering, including:
•	the name or names of any underwriters, dealers or agents;

•	the amounts of securities underwritten or purchased by each of them;

•	the purchase price of securities and the proceeds we will receive from the sale;

•	any over-allotment options under which underwriters may purchase additional securities from us;

•	any underwriting discounts or commissions or agency fees and other items constituting underwriters’ or agents’ compensation;

•	the public offering price of the securities;

•	any discounts, commissions or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.
     Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time. We may determine the price or other terms of the securities offered under this prospectus by use of an electronic auction. We will describe how any auction will determine the price or any other terms, how potential investors may participate in the auction and the nature of the obligations of the underwriter, dealer or agent in the applicable prospectus supplement.
     Underwriters or dealers may offer and sell the offered securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. If underwriters or dealers are used in the sale of any securities, the securities will be acquired by the underwriters or dealers for their own account and may be resold from time to time in one or more transactions described above. The securities may be either offered to the public through underwriting syndicates represented by managing underwriters, or directly by underwriters or dealers. Generally, the underwriters’ or dealers’ obligations to purchase the securities will be subject to certain conditions precedent. The underwriters or dealers will be obligated to purchase all of the securities if they purchase any of the securities, unless otherwise specified in the prospectus supplement. We may use underwriters with whom we have a material relationship. We will describe the nature of any such relationship in the prospectus supplement, naming the underwriter.
     We may sell the securities through agents from time to time. The prospectus supplement will name any agent involved in the offer or sale of the securities and any commissions we pay to them. Generally, any agent will be acting on a best efforts basis for the period of its appointment. We may authorize underwriters, dealers or agents to solicit offers by certain purchasers to purchase the securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. The contracts will be subject only to those conditions set forth in the prospectus supplement, and the prospectus supplement will set forth any commissions we pay for solicitation of these contracts.
     Agents, dealers and underwriters may be entitled to indemnification by us against certain civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments which the agents, dealers or underwriters may be required to make in respect thereof. Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for us in the ordinary course of business.
     All securities we may offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

     Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. This short sales position may involve either “covered” short sales or “naked” short sales. Covered short sales are short sales made in an amount not greater than the underwriters’ over-allotment option to purchase additional securities in this offering described above. The underwriters may close out any covered short position either by exercising their over-allotment option or by purchasing securities in the open market. To determine how they will close the covered short position, the underwriters will consider, among other things, the price of securities available for purchase in the open market, as compared to the price at which they may purchase securities through the over-allotment option. Naked short sales are short sales in excess of the over-allotment option. The underwriters must close out any naked short position by purchasing securities in the open market. A naked short position is more likely to be created if the underwriters are concerned that, in the open market after pricing, there may be downward pressure on the price of the securities that could adversely affect investors who purchase securities in this offering. Stabilizing transactions permit bids to purchase the underlying security for the purpose of fixing the price of the security so long as the stabilizing bids do not exceed a specified maximum. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions.
     Similar to other purchase transactions, an underwriter’s purchase to cover the syndicate short sales or to stabilize the market price of our securities may have the effect of raising or maintaining the market price of our securities or preventing or mitigating a decline in the market price of our securities. As a result, the price of our securities may be higher than the price that might otherwise exist in the open market. The imposition of a penalty bid might also have an effect on the price of the securities if it discourages resales of the securities.
     Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the price of the securities. If such transactions are commenced, they may be discontinued without notice at any time.
LEGAL MATTERS
     The validity of the securities being offered hereby will be passed upon for us by Cooley LLP, San Diego, California.
EXPERTS
     The financial statements incorporated in this Prospectus by reference from the Company’s Annual Report on Form 10-K and the effectiveness of MannKind Corporation’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.
WHERE YOU CAN FIND MORE INFORMATION
     We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities we are offering under this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement or the exhibits which are part of the registration statement. For further information with respect to us and the securities we are offering under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy any document we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. Our SEC filings are also available at the SEC’s website at www.sec.gov. We maintain a website at www.mannkindcorp.com. Information contained in our website does not constitute a part of this prospectus.
INCORPORATION BY REFERENCE
     The SEC allows us to “incorporate by reference” information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):
•	our Annual Report on Form 10-K for the year ended December 31, 2009, which was filed on March 16, 2010;

•	our Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, which was filed on April 30, 2010;

•	our Current Report on Form 8-K filed on March 1, 2010;

•	our Definitive Proxy Statement on Schedule 14A, which was filed on April 30, 2010; and

•	the description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on July 23, 2004, including any amendments or reports filed for the purposes of updating this description.
     We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to:
Investor Relations
MannKind Corporation
28903 North Avenue Paine
Valencia, CA 91355
(661) 775-5300

18,200,000 Shares
MannKind Corporation
Common Stock

PROSPECTUS SUPPLEMENT

The date of this prospectus supplement is August 10, 2010.